Exhibit 5.3

Blake, Cassels & Graydon LLP
Barristers & Solicitors
Patent & Trademark Agents
199 Bay Street
Suite 4000, Commerce Court West
Toronto, ON M5L 1A9 Canada
Tel: 416-863-2400 Fax: 416-863-2653

Tricon Residential Inc.

7 St. Thomas Street, Suite 801

Toronto, Ontario M5S 2B7

RE:	Registration Statement on Form F-10

We refer to the registration statement on Form F-10 dated October 5, 2021 (the “Registration Statement”) of Tricon Residential Inc. to which this consent is exhibited. We hereby consent to the use of our firm name on the face page of the Registration Statement and in the shelf prospectus supplement included therein, under the headings “Legal Matters” and “Documents Filed as Part of the Registration Statement” and to the reference to and use of our opinion under the headings “Eligibility for Investment” and “Certain Canadian Federal Income Tax Considerations”.

In giving this consent, we do not thereby acknowledge that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

/s/ Blake, Cassels & Graydon LLP

Blake, Cassels & Graydon LLP
Toronto, Ontario
October 5, 2021

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